As filed with the Securities and Exchange Commission on October 30, 2002
Registration No. 333-

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-8
REGISTRATION STATEMENT
Under
THE SECURITIES ACT OF 1933

LOGITECH INTERNATIONAL S.A.
(Exact name of Registrant as specified in its charter)

Canton of Vaud, Switzerland	None
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

Logitech International S.A.
Apples, Switzerland
c/o Logitech Inc.
6505 Kaiser Drive
Fremont, California 94555
(510) 795-8500
(Address, including zip code, of Registrant's principal executive offices)

1996 Stock Plan, as amended
1996 Employee Stock Purchase Plan, as amended
(Full titles of the Plans)

Kristen M. Onken
Chief Finance Officer
Logitech International S.A.
c/o Logitech Inc.
Fremont, California 94555
(510) 795-8500
(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copy to:
Steven V. Bernard, Esq.
Wilson Sonsini Goodrich & Rosati
Professional Corporation
650 Page Mill Road
Palo Alto, CA 94304-1050
(650) 493-9300

CALCULATION OF REGISTRATION FEE

Title of Securities to be Registered	Amount to be Registered(2)	Proposed Maximum Offering Price Per Share	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee

Registered Shares, represented by American Depositary Shares evidenced by American Depositary Receipts, each American Depositary Receipt evidencing one Registered Share of Logitech International S.A.(1)

1996 Stock Plan, as amended	7,000,000	$28.98(3)	$202,860,000	$18,663.12

1996 Employee Stock Purchase Plan, as amended	1,000,000	$24.63(4)	$24,630,000	$2,265.96

(1)
American Depositary Shares evidenced by American Depositary Receipts that are issuable upon deposit of the Registered Shares with The Bank of New York as Depositary registered hereby have been registered pursuant to a separate Registration Statement on Form F-6, as amended (File No. 333-13706).

(2)
This Registration Statement shall also cover any additional Registered Shares which become issuable under the 1996 Stock Plan, as amended or 1996 Employee Stock Purchase Plan, as amended by reason of any stock dividend, stock split, capitalization of reserves and premiums or other similar transaction effected without the receipt of consideration which results in an increase in the number of the outstanding Registered Shares of Logitech International S.A. The Registered Shares under the 1996 Stock Plan, as amended and the 1996 Employee Stock Purchase Plan, as amended will be treasury shares currently held by the Registrant, Registered Shares to be purchased on the Swiss market by the Registrant or will be issued from conditional shares approved by the Registrant's shareholders.

(3)
Estimated in accordance with Rule 457(h) solely for the purpose of calculating the registration fee, on the basis of $28.98 per share (the average of the high and low prices of the Registrant's American Depositary Shares on October 29, 2002).

(4)
Estimated in accordance with Rule 457(h) solely for the purpose of calculating the registration fee, on the basis of $24.63 per share (85% of $28.98, which was the average of the high and low prices of the Registrant's American Depositary Shares on October 29, 2002).

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Explanatory Note

This Registration Statement on Form S-8 is being filed pursuant to Item E under the general instruction to Form S-8 under the Securities Act of 1933, as amended, for the purpose of registering (i) an additional 7,000,000 of the Registrant’s Registered Shares (“Shares”) to be issued pursuant to the Registrant’s 1996 Stock Plan, as amended (the “Stock Plan”) and (ii) an additional 1,000,000 Shares to be issued under the Registrant’s 1996 Employee Stock Purchase Plan, as amended (the “Purchase Plan”). The entire contents of the following registration statements previously filed by the Registrant with the Securities and Exchange Commission relating to the Stock Plan and the Purchase Plan (collectively, the “Plans”) are hereby incorporated herein by this reference:

Item 8.    Exhibits.

Exhibit Number		Description of Document

4.1	(1)
Form of Deposit Agreement dated March 27, 1997, as amended July 5, 2000 and as further amended on August 2, 2001, among Logitech International S.A., the Bank of New York, as Depositary, and owners and beneficial owners of American Depositary Receipts (including as an exhibit the form of American Depositary Receipt).

4.2		1996 Stock Plan, as amended.

4.3		1996 Employee Stock Purchase Plan, as amended.

5.1		Opinion of Lenz & Staehelin as to the validity of the Registered Shares.

23.1		Consent of PricewaterhouseCoopers SA, independent accountants.

23.2		Consent of Lenz & Staehelin (included in Exhibit 5.1).

24.1		Powers of Attorney (included on signature page).

(1)
Incorporated by Reference to Exhibits included in Registrant’s Post-Effective Amendment No. 2 to Registration Statement on Form F-6 (File No. 333-13706) declared effective by the Securities and Exchange Commission on and August 2, 2001.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement on Form S-8 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Fremont, California, on October 30, 2002.

LOGITECH INTERNATIONAL S.A.

By:	/s/ GUERRINO DE LUCA
Guerrino De Luca, President and Chief Executive Officer

By:	/s/ KRISTEN M. ONKEN
Kristen M. Onken, Chief Finance Officer and Chief Accounting Officer

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Guerrino De Luca and Kristen M. Onken and each of them, acting individually, as his attorney-in-fact, with full power of substitution, for him and in any and all capacities, to sign any and all amendments to this Registration Statement on this Form S-8 and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, hereby ratifying and confirming all that each of said attorneys-in-fact, or his substitute or substitutes, may do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement on Form S-8 has been signed on October 30, 2002, by the following persons in the capacities indicated.

Signature	Title	Date

/s/ GUERRINO DE LUCA Guerrino De Luca	President and Chief Executive Officer (Principal Executive Officer)	October 30, 2002

/s/ KRISTEN M. ONKEN Kristen M. Onken	Chief Finance Officer and Chief Accounting Office (Principal Financial and Accounting Officer)	October 30, 2002

/s/ DANIEL BOREL Daniel Borel	Chairman	October 30, 2002

/s/ FRANK GILL Frank Gill	Director	October 30, 2002

/s/ MICHAEL MOONE Michael Moone	Director	October 30, 2002

/s/ PETER PFLUGER Peter Pfluger	Director	October 30, 2002

/s/ RON CROEN Ron Croen	Director	October 30, 2002

/s/ KEE-LOCK CHUA Kee-Lock Chua	Director	October 30, 2002

/s/ GARY BENGIER Gary Bengier	Director	October 30, 2002

INDEX TO EXHIBITS

Exhibit Number		Description of Document

4.1	(1)
Form of Deposit Agreement dated March 27, 1997, as amended July 5, 2000 and as further amended on August 2, 2001, among Logitech International S.A., the Bank of New York, as Depositary, and owners and beneficial owners of American Depositary Receipts (including as an exhibit the form of American Depositary Receipt).

4.2		1996 Stock Plan, as amended.

4.3		1996 Employee Stock Purchase Plan, as amended.

5.1		Opinion of Lenz & Staehelin as to the validity of the Registered Shares.

23.1		Consent of PricewaterhouseCoopers SA, independent accountants.

23.2		Consent of Lenz & Staehelin (included in Exhibit 5.1).

24.1		Powers of Attorney (included on signature page).

(1)
Incorporated by Reference to Exhibits included in Registrant’s Post-Effective Amendment No. 2 to Registration Statement on Form F-6 (File No. 333-13706) declared effective by the Securities and Exchange Commission on and August 2, 2001.